Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FIRST QUARTER 2024 RESULTS

PHOENIX, AZ., May 7, 2024—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 23 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended March 31, 2024.

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Grand Canyon Education, Inc. Reports First Quarter 2024 Results

For the three months ended March 31, 2024:

●	Service revenue for the three months ended March 31, 2024 was $274.7 million, an increase of $24.6 million, or 9.8%, as compared to service revenue of $250.1 million for the three months ended March 31, 2023. The increase year over year in service revenue was primarily due to an increase in GCU enrollments to 116,952 at March 31, 2024, an increase of 7.7% over enrollments at March 31, 2023 and an increase in revenue per student year over year. The increase in revenue per student between years is primarily due to the service revenue impact of the increased room, board and other ancillary revenues at GCU in the first quarter of 2024 as compared to the prior year period. In addition, service revenue per student for Accelerated Bachelor of Science in Nursing students at off-campus classroom and laboratory sites generates a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of their students take more credits on average per semester. The increase in revenue per student in the three months ended March 31, 2024 was also positively impacted by the timing of the Spring semester for the ground traditional campus. The Spring semester started one day earlier in 2024 than in 2023, which had the effect of shifting $2.1 million in service revenue from the second quarter of 2024 to the first quarter of 2024 in comparison to the prior year. The additional day for leap year in 2024 added additional service revenue of $1.5 million as compared to the prior year.
●	Partner enrollments totaled 120,788 at March 31, 2024 as compared to 112,588 at March 31, 2023. University partner enrollments at our off-campus classroom and laboratory sites were 4,486, an increase of 4.0% over enrollments at March 31, 2023, which includes 650 and 360 GCU students at March 31, 2024 and 2023, respectively. We opened five new off-campus classroom and laboratory sites in the year ended December 31, 2023 and two sites in the three months ended March 31, 2024, increasing the total number of these sites to 42 at March 31, 2024. Enrollments for GCU ground students were 22,965 at March 31, 2024 up from 22,568 at March 31, 2023. GCU online enrollments were 93,987 at March 31, 2024, up from 86,065 at March 31, 2023, an increase of 9.2% between years.
●	Operating income for the three months ended March 31, 2024 was $84.5 million, an increase of $10.0 million as compared to $74.5 million for the same period in 2023. The operating margin for the three months ended March 31, 2024 and 2023 was 30.8% and 29.8%, respectively. The first quarter operating margin was positively impacted on a year over year basis by the timing difference between years in the start of the Spring semester for GCU’s ground traditional campus and an extra day in 2024 for leap year.

●	Income tax expense for the three months ended March 31, 2024 was $20.2 million, an increase of $3.2 million, or 18.5%, as compared to income tax expense of $17.0 million for the three months ended March 31, 2023. Our effective tax rate was 22.9% during the first quarter of 2024 compared to 22.3% during the first quarter of 2023. In the first quarter of 2024, the effective tax rate was favorably impacted by excess tax benefits of $1.5 million as compared to $0.9 million in the first quarter of 2023. The effective tax rate increased year over year due to higher taxable income and in the first quarter of 2023 the effective tax rate was favorably impacted by state income tax refunds.

●	Net income increased 14.2% to $68.0 million for the first quarter of 2024, compared to $59.6 million for the same period in 2023. As adjusted net income was $69.6 million and $61.3 million for the first quarters of 2024 and 2023, respectively.

●	Diluted net income per share was $2.29 and $1.94 for the first quarters of 2024 and 2023, respectively. As adjusted diluted net income per share was $2.35 and $2.00 for the first quarters of 2024 and 2023, respectively.

●	Adjusted EBITDA increased 13.8% to $98.6 million for the first quarter of 2024, compared to $86.6 million for the same period in 2023.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments increased by $46.2 million between December 31, 2023 and March 31, 2024, which was largely attributable to cash flows from operations for the three months ended March 31, 2024 exceeding share repurchases, changes in our investment balances and capital expenditures during the three months ended March 31, 2024. Our unrestricted cash and cash equivalents and investments were $290.7 million and $244.5 million at March 31, 2024 and December 31, 2023, respectively.

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Grand Canyon Education, Inc. Reports First Quarter 2024 Results and Full Year Outlook 2024

2024 Outlook

Q2 2024:

●	Service revenue of between $222.0 million and $224.0 million;
●	Operating margin of between 16.5% and 17.0%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.02 and $1.06; and
●	29.4 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $1.07 and $1.11.

Q3 2024:

●	Service revenue of between $236.5 million and $244.0 million;
●	Operating margin of between 20.4% and 22.2%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.30 and $1.46; and
●	29.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.05 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $1.35 and $1.51.

Q4 2024:

●	Service revenue of between $287.0 million and $299.0 million;
●	Operating margin of between 34.9% and 37.0%;
●	Effective tax rate of 22.8%;
●	Diluted EPS of between $2.75 and $3.03; and
●	28.9 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $2.81 and $3.09.

Full Year 2024:

●	Service revenue of between $1,020.2 million and $1,041.7 million;
●	Operating margin of between 26.4% and 27.6%;
●	Effective tax rate of 23.5%;
●	Diluted EPS between $7.35 and $7.82; and
●	29.3 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.5 million, which equates to a $0.22 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $7.57 and $8.04.

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: legal and regulatory actions taken against our university partners that impact their businesses and that directly or indirectly reduce the service revenue we can earn under our master services agreements; the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third-party service provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements, and the results of related legal and regulatory actions that arise from such failures; the harm to our business, results of operations, and financial condition, and harm to our university partners resulting from epidemics, pandemics, or public health crises; the harm to our business and our ability to retract and retain students resulting from capacity constraints, system disruptions, or security breaches in our online computer networks and phone systems; the ability of our university partners’ students to obtain federal Title IV funds, state financial aid, and private financing; potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise, affecting us or other companies in the education services sector; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards, including pending rulemaking by the United States Department of Education applicable to us directly or indirectly through our university partners; competition from other education service companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; our expected tax payments and tax rate; our ability to hire and train new, and develop and train existing employees; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; fluctuations in our revenues due to seasonality; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; risks associated with the competitive environment for marketing the programs of our university partners; failure on our part to keep up with advances in technology that could enhance the experience for our university partners’ students; our ability to manage future growth effectively; the impact of any natural disasters or public health emergencies; general adverse economic conditions or other developments that affect the job prospects of our university partners’ students; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2023, as updated in our subsequent reports filed with the Securities and Exchange Commission on Form 10-Q or Form 8-K.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Grand Canyon Education, Inc. Reports First Quarter 2024 Results

Conference Call

Grand Canyon Education, Inc. will discuss its first quarter 2024 results and full year 2024 outlook during a conference call scheduled for today, May 7, 2024 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q1 2024 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 23 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports First Quarter 2024 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
(In thousands, except per share data)
Service revenue	$274,675	$250,125
Costs and expenses:
Technology and academic services	39,125	37,512
Counseling services and support	82,884	73,349
Marketing and communication	55,353	52,894
General and administrative	10,730	9,788
Amortization of intangible assets	2,105	2,105
Total costs and expenses	190,197	175,648
Operating income	84,478	74,477
Interest expense	(2)	(19)
Investment interest and other	3,729	2,153
Income before income taxes	88,205	76,611
Income tax expense	20,195	17,047
Net income	$68,010	$59,564
Earnings per share:
Basic income per share	$2.31	$1.96
Diluted income per share	$2.29	$1.94
Basic weighted average shares outstanding	29,459	30,461
Diluted weighted average shares outstanding	29,639	30,638

Grand Canyon Education, Inc. Reports First Quarter 2024 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
(In thousands, except par value)	2024	2023
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$196,208	$146,475
Investments	94,485	98,031
Accounts receivable, net	111,710	78,811
Insurance receivable	25,500	—
Income taxes receivable	38	1,316
Other current assets	16,512	12,889
Total current assets	444,453	337,522
Property and equipment, net	172,186	169,699
Right-of-use assets	90,135	92,454
Amortizable intangible assets, net	166,276	168,381
Goodwill	160,766	160,766
Other assets	1,755	1,641
Total assets	$1,035,571	$930,463
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$29,827	$17,676
Accrued compensation and benefits	24,785	31,358
Accrued liabilities	57,608	26,725
Income taxes payable	26,300	10,250
Deferred revenue	10,270	—
Current portion of lease liability	11,336	11,024
Total current liabilities	160,126	97,033
Deferred income taxes, noncurrent	28,454	26,749
Other long-term liabilities	1,583	410
Lease liability, less current portion	85,961	88,257
Total liabilities	276,124	212,449
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 54,087 and 53,970 shares issued and 29,839 and 29,953 shares outstanding at March 31, 2024 and December 31, 2023, respectively	541	540
Treasury stock, at cost, 24,248 and 24,017 shares of common stock at March 31, 2024 and December 31, 2023, respectively	(1,879,697)	(1,849,693)
Additional paid-in capital	325,994	322,512
Accumulated other comprehensive loss	(113)	(57)
Retained earnings	2,312,722	2,244,712
Total stockholders’ equity	759,447	718,014
Total liabilities and stockholders’ equity	$1,035,571	$930,463

Grand Canyon Education, Inc. Reports First Quarter 2024 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2024	2023

Cash flows provided by operating activities:
Net income	$68,010	$59,564
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	3,483	3,369
Depreciation and amortization	6,653	5,537
Amortization of intangible assets	2,105	2,105
Deferred income taxes	1,724	1,816
Other, including fixed asset disposals	(208)	410
Changes in assets and liabilities:
Accounts receivable from university partners	(32,899)	(25,158)
Other assets	(3,757)	(4,625)
Right-of-use assets and lease liabilities	335	419
Accounts payable	11,970	1,953
Accrued liabilities	(51)	(6,294)
Income taxes receivable/payable	17,328	14,225
Deferred revenue	10,270	9,678
Net cash provided by operating activities	84,963	62,999
Cash flows used in investing activities:
Capital expenditures	(8,979)	(8,587)
Additions of amortizable content	(72)	(244)
Purchases of investments	(19,381)	(52,556)
Proceeds from sale or maturity of investments	23,172	24,253
Net cash used in investing activities	(5,260)	(37,134)
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(29,970)	(41,234)
Net cash used in financing activities	(29,970)	(41,234)
Net increase (decrease) in cash and cash equivalents and restricted cash	49,733	(15,369)
Cash and cash equivalents and restricted cash, beginning of period	146,475	120,409
Cash and cash equivalents and restricted cash, end of period	$196,208	$105,040
Supplemental disclosure of cash flow information
Cash paid for interest	$2	$19
Cash paid for income taxes	$295	$230
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$2,091	$973
Insurance receivable for litigation settlement to be paid by insurance	$25,500	$—
Excise tax on treasury stock repurchases	$34	$187

Grand Canyon Education, Inc. Reports First Quarter 2024 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation, and (iii) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;

●	changes in, or cash requirements for, our working capital requirements;

●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
	2024	2023

	(Unaudited, in thousands)
Net income	$68,010	$59,564
Plus: interest expense	2	19
Less: investment interest and other	(3,729)	(2,153)
Plus: income tax expense	20,195	17,047
Plus: amortization of intangible assets	2,105	2,105
Plus: depreciation and amortization	6,653	5,537
EBITDA	93,236	82,119
Plus: loss on fixed asset disposal	—	81
Plus: litigation and regulatory reserves	1,870	1,073
Plus: share-based compensation	3,483	3,369
Adjusted EBITDA	$98,589	$86,642

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three-months ended March 31, 2024 and 2023, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended
	March 31,
	2024	2023

	(Unaudited, in thousands except per share data)
GAAP Net income	$68,010	$59,564
Amortization of intangible assets	2,105	2,105
Loss on disposal of fixed assets	—	81
Income tax effects of adjustments(1)	(482)	(486)
As Adjusted, Non-GAAP Net income	$69,633	$61,264

GAAP Diluted income per share	$2.29	$1.94
Amortization of intangible assets (2)	0.06	0.06
Loss on disposal of fixed assets (3)	—	0.00
As Adjusted, Non-GAAP Diluted income per share	$2.35	$2.00

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 and $0.02 for the three months ended March 31, 2024 and 2023, respectively.
(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of $0.00 for the three months ended March 31, 2023.